UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2013

Location Based Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-139395	20-4854758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

49 Discovery, Suite 260, Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

(888) 600-1044

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 29, 2013 Location Based Technologies, Inc. (the “Company”) amended the Securities Purchase Agreement (the “Agreement”) previously entered into with ECPC II Capital, LLC (“ECPC”) on December 12, 2012, pursuant to which the Company issued a Secured Convertible Promissory Note (the “Original Note”) in exchange for an investment of up to One Million Dollars ($1,000,000). The Company also amended the Note (as amended, the “Amended Note”).

The Amended Note is convertible into our common stock at $0.20 per share, and is due on July 30, 2013. The loan evidenced by the Amended Note is secured by a security interest in three of the Company's patents.

A copy of the Amended Securities Purchase Agreement, Amended Secured Convertible Promissory Note and Amended Security Agreement are attached as Exhibits 10.1, 10.2 and 10.3 respectively.

Item 9.01.  Financial Statements and Exhibits

Exhibit #	Description
10.1	Amended Securities Purchase Agreement dated January 29, 2013 between the Company and ECPC II Capital, LLC
10.2	Amended Secured Convertible Promissory Note dated January 29, 2013 from the Company to ECPC II Capital, LLC
10.3	Amended Security Agreement dated January 29, 2013 among the Company, the holders of the Notes and Jess N. Turner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATION BASED TECHNOLOGIES, INC.

Date: February 4, 2013	By:	/s/ David Morse
David Morse
Chief Executive Officer